EXHIBIT 99.1
May 19, 2021
Press Release
SOURCE: Oil States International, Inc.
Oil States Wins Spotlight on New Technology® Award for Deepsea Mineral Riser System
HOUSTON, May 19, 2021 – Oil States International, Inc. (NYSE: OIS) announced that it was presented with a Spotlight on New Technology® Award by the 2021 Offshore Technology Conference (OTC) for its Merlin™ Deepsea Mineral Riser System. The award recognizes Oil States for their technological advances in support of the developing deepsea minerals industry. Oil States has adapted its Merlin™ riser and connection system technology to support this rapidly developing industry of deepsea minerals gathering.
Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, “We are proud and honored to receive a Spotlight on New Technology® Award from OTC. Our Merlin™ Deepsea Mineral Riser System provides a robust, fast make-up, hands-free, automated system capable of withstanding extreme operating conditions in the remote deepwater regions of the world. We would like to thank the OTC for this award and the associated recognition it brings for our technology supporting the emerging renewable energy industry. We look forward to supporting the growing demand for future deepsea minerals gathering required for the advancement of clean energy technologies.”
OTC’s Executive Director, Leigh Ann Runyan, stated, “Through the 2021 Spotlight on New Technology® Award, the Offshore Technology Conference recognizes companies that have made a significant contribution to advancing the offshore energy sector. Oil States’ Merlin™ Deepsea Mineral Riser System has done just that, helping make deepsea operations, often located in remote locations, safer and more reliable.”
In addition to the recognition associated with this award, Oil States continues to be the recipient of very positive industry feedback with the following renewable energy project awards received in the last year for deepsea mineral riser gathering systems, including:
•Cosmos Shoji Co Ltd, Japan award to supply a Deepsea Minerals Riser System (first quarter 2020)
•Allseas Deepsea Minerals Riser System award for ultra-deep water (first quarter 2021)
•Front-end Engineering & Design (FEED) Study for Green Minerals AS (Norway) Harsh Environment Deepsea Minerals Gathering System (first quarter 2021)
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company’s manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas, with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.
Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices thereof, the cyclical nature of the oil and natural gas industry, the impact of the COVID-19 pandemic on our Company and our customers, the other risks associated with the general nature of the energy service industry and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the subsequently filed Periodic Reports on Form 8-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.
For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582